Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-179651, 333-194272, and 333-202486) pertaining to the 2012 Long-Term Incentive Plan, Employee Stock Purchase Plan, 2000 Stock Option Plan, and Stock Subscription Warrant of Proto Labs, Inc. of our report dated February 12, 2018, with respect to the consolidated financial statements of Rapid Manufacturing Group, LLC, included in this Current Report on Form 8-K/A of Proto Labs, Inc.

/s/ Ernst & Young LLP

Minneapolis, MN

February 13, 2018